EXHIBIT 99.1
CONTACT:
Gar Jackson
Director of Investor Relations
(714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES FOURTH QUARTER
EARNINGS RESULTS
ANAHEIM, CA/March 13, 2008 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced that total sales from continuing operations for the fourth quarter (13 weeks) of fiscal 2007 ended February 2, 2008, were $420.1 million, a decrease of 7.8 percent from total sales of $455.8 million from continuing operations for the fourth quarter (14 weeks) of fiscal 2006 ended February 3, 2007.
Total Company same-store sales decreased 2.2 percent during the fourth quarter of fiscal 2007. By concept, PacSun same-store sales increased 2.1 percent and demo same-store sales decreased 31.0 percent. Due to the 53rd week in fiscal 2006, same-store sales for the fourth quarter of fiscal 2007 are compared to the thirteen-week period ended February 3, 2007.
For the fourth quarter of fiscal 2007, the Company recorded net income from continuing operations of $7.6 million, or $0.11 per diluted share, compared to $11.5 million, or $0.16 per diluted share, for the fourth quarter of fiscal 2006. Fourth quarter results for each period exclude the income statement impact of One Thousand Steps in both years due to its designation as a discontinued operation during the fourth quarter of fiscal 2007.
On a non-GAAP basis, excluding all additional income statement impacts of the Company’s demo business, which is expected to become a discontinued operation during the first quarter of fiscal 2008, and other non-recurring charges, the Company generated net income from continuing operations of $21.6 million, or $0.31 per diluted share, for the fourth quarter of fiscal 2007 compared to $22.8 million, or $0.33 per diluted share, for the fourth quarter of fiscal 2006. A reconciliation of the GAAP to non-GAAP financial measures above is contained at the end of this press release.
“I am very pleased by the continuing progress shown by our PacSun business during the fourth quarter,” commented Sally Frame Kasaks, Chief Executive Officer. “We completed a solid holiday season, driven by continued progress in improving our apparel business.”
Total sales for fiscal 2007 (52 weeks) ended February 2, 2008 were $1,454.2 million, an increase of 0.8 percent over total sales of $1,442.0 million during fiscal 2006 (53 weeks) ended February 3, 2007.
Total Company same-store sales increased 0.7 percent during fiscal 2007. By concept, PacSun same-store sales increased 3.4 percent and demo same-store sales decreased 19.6 percent. Due to the 53rd week in fiscal 2006, same-store sales for fiscal 2007 are compared to the 52-week period ended February 3, 2007.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

For fiscal 2007, the Company recorded a net loss from continuing operations of $18.6 million, or $(0.27) per diluted share, compared to net income from continuing operations of $43.9 million, or $0.62 per diluted share, in fiscal 2006. These fiscal year results exclude the income statement impact of One Thousand Steps in both years due to its designation as a discontinued operation during the fourth quarter of fiscal 2007.
On a non-GAAP basis, excluding all additional income statement impacts of the Company’s demo business, which is expected to become a discontinued operation during the first quarter of fiscal 2008, and other non-recurring charges, the Company generated net income from continuing operations of $47.9 million, or $0.69 per diluted share, for fiscal 2007 compared to $61.9 million, or $0.87 per diluted share, for fiscal 2006. A reconciliation of the GAAP to non-GAAP financial measures above is contained at the end of this press release.
Financial Outlook for Fiscal 2008
Assuming a 3 to 4 percent increase in PacSun same-store sales for the fiscal year ending January 31, 2009 (“fiscal 2008”), the Company expects earnings from continuing operations in fiscal 2008 of $0.73 to $0.77 per diluted share. For the first quarter of fiscal 2008 ending May 3, 2008, and also assuming a 3 to 4 percent increase in PacSun same-store sales for the quarter, the Company expects to report a net loss from continuing operations of $(0.06) to $(0.08) per diluted share. These earnings ranges exclude demo since it will be reported as a discontinued operation in quarterly filings beginning with the first quarter of fiscal 2008 ending May 3, 2008. Accordingly, the earnings ranges do not include the anticipated impact of any lease termination or other liquidation-related charges that will occur associated with the Company’s discontinuation of its demo business.
About Pacific Sunwear of California, Inc.
Pacific Sunwear is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of March 1, 2008, the Company operated 824 PacSun stores and 120 PacSun Outlet stores for a total of 944 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com. As of March 1, 2008, the Company operated 153 demo stores, which are currently conducting store liquidation sales. The Company expects to report demo as a discontinued operation in its fiscal 2008 quarterly filings beginning with the first quarter of fiscal 2008.
The Company will be hosting a conference call today at 1:30 pm Pacific Time. A telephonic replay of the conference call will be available beginning approximately two hours following the call for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; pass code: 36639660. For those unable to listen to the live Web broadcast on the Company’s investor relations website www.pacsun.com, or utilize the call-in replay, an archived version will be available on the Company’s investor relations Web site through midnight, March 20, 2009.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, statements regarding the Company’s earnings projections and assumptions of a 3 to 4 percent increase in PacSun same-store sales for the full fiscal year and first quarter of fiscal 2008, its assumption that demo will be reported as a discontinued operation in quarterly filings beginning with the first quarter of fiscal 2008 ending May 3, 2008, and the continuing progress of the PacSun business. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in such forward-looking statements. Such uncertainties which could adversely affect our business and results include, among others, the following factors: our assumption of comparable same store sales during the first quarter and full year of fiscal 2008 may be wrong and actual comparable same store sales may be higher or lower; the discontinuation of demo may not be complete by the end of the first quarter of fiscal 2008, in which event we will continue to report demo as part of our GAAP results during the first quarter of fiscal 2008; changes in consumer demands and preferences may adversely affect our performance; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise, expansion and management of growth; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations or expansions; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended February 3, 2007 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
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3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENTS OF INCOME
(unaudited, in thousands except share and per share data)

	Fourth Quarter Ended		Fiscal Year Ended
	02/02/08	02/03/07	02/02/08	02/03/07
Net sales	$420,142	$455,810	$1,454,163	$1,442,002
Gross margin	119,230	146,240	407,175	448,300
Selling, G&A expenses	105,654	128,261	443,578	381,645

Operating income/(loss) from continuing operations	13,576	17,979	(36,403)	66,655
Interest income, net	851	1,026	3,012	4,620

Income/(Loss) from continuing operations before income taxes	14,427	19,005	(33,391)	71,275
Income tax expense/(benefit)	6,802	7,487	(14,820)	27,404

Net income/(loss) from continuing operations	7,625	$11,518	$(18,571)	$43,871
Loss on discontinued operations, net of tax benefit	(2,395)	(2,455)	(11,796)	(4,250)

Net income/(loss)	$5,230	$9,063	$(30,367)	$39,621

Net income/(loss) from continuing operations per share, basic	$0.11	$0.17	$(0.27)	$0.62

Net income/(loss) from continuing operations per share, diluted	$0.11	$0.16	$(0.27)	$0.62

Net income/(loss) per share, basic	$0.07	$0.13	$(0.44)	$0.56

Net income/(loss) per share, diluted	$0.07	$0.13	$(0.44)	$0.56

Wtd avg shares outstanding, basic	69,961,943	69,481,032	69,749,536	70,800,912

Wtd avg shares outstanding, diluted	70,069,528	69,815,699	69,749,536	71,170,181

Note:	All periods presented above exclude the income statement impact to continuing operations of One Thousand Steps, which became a discontinued operation during the fourth quarter of fiscal 2007. Continuing operations, as presented above, includes the operations of the Company’s PacSun, PacSun Outlet and demo stores. The Company expects to report demo as a discontinued operation in all future quarterly releases beginning with the first quarter of fiscal 2008. If the discontinuation of demo is not complete by the end of the first quarter of fiscal 2008, the Company will continue to report demo as part of its results from continuing operations for that quarter.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	02/02/08	02/03/07
ASSETS
Current assets:
Cash & cash equivalents	$97,587	$52,267
Short-term investments	—	31,500
Inventories	170,182	205,213
Other current assets	53,409	46,255

Total current assets	321,178	335,235
Property and equipment, net	376,243	420,886
Other long-term assets	54,722	17,122

Total assets	$752,143	$773,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,349	$66,581
Other current liabilities	71,107	73,952

Total current liabilities	133,456	140,533
Deferred lease incentives	74,012	89,371
Deferred rent	27,669	30,619
Other long-term liabilities	33,661	9,367

Total liabilities	268,798	269,890
Total shareholder’s equity	483,345	503,353

Total liabilities and shareholders’ equity	$752,143	$773,243

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	FISCAL YEAR ENDED
	02/02/08	02/03/07
Cash flows from operating activities:
Net (loss)/income	$(30,367)	$39,621
Depreciation & amortization	80,323	72,529
Non-cash stock based compensation	6,398	6,220
Tax benefits related to exercise of stock options	289	1,498
Excess tax benefits related to stock-based compensation	(292)	(942)
Loss on disposal/impairment of property and equipment	64,335	25,536
Changes in operating assets and liabilities:
Inventories	35,031	9,927
Accounts payable and other current liabilities	(680)	13,344
Other assets and liabilities	(39,397)	(6,093)

Net cash provided by operating activities	115,640	161,640

Cash flows from investing activities:
Purchases of short-term investments	(171,400)	(296,031)
Maturities of short-term investments	202,900	339,442
Purchases of long-term investments	(23,300)	—
Capital expenditures	(106,362)	(157,788)

Net cash used in investing activities	(98,162)	(114,377)

Cash flows from financing activities:
Repurchases of common stock	—	(99,346)
Excess tax benefits related to stock-based compensation	292	942
Proceeds from exercise of stock options	4,295	8,570
Net borrowings under long-term leases	23,255	(347)

Net cash provided by/(used in) financing activities	27,842	(90,181)

Net increase/(decrease) in cash and cash equivalents	45,320	(42,918)
Cash and cash equivalents, beginning of period	52,267	95,185

Cash and cash equivalents, end of period	$97,587	$52,267

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	Fiscal 2007	Fiscal 2006
Stores open at beginning of fiscal year	1,199	1,105
Stores opened during the fiscal year	18	100
Stores closed during the fiscal year	(110)	(6)

Stores open at end of period	1,107	1,199

	02/02/08		02/03/07
		Square		Square
	# of	Footage	# of	Footage
	Stores	(000’s)	Stores	(000’s)
PacSun stores	834	3,173	849	3,194
Outlet stores	120	485	116	470
demo stores	153	439	225	636
One Thousand Steps stores	—	—	9	24

Total stores	1,107	4,097	1,199	4,324
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

Reconciliation of GAAP to non-GAAP financial measures
This earnings release for the fourth quarter ended February 2, 2008 contains certain non-GAAP financial measures. Provided in the tables below is a reconciliation of the relevant GAAP measure to the non-GAAP measure contained in this earnings release. All amounts are expressed in millions of dollars, except earnings per share. Non-GAAP earnings are derived by starting with the GAAP number on the left and subtracting the relevant non-GAAP adjustments while moving to the right by line item.
The Company believes that the non-GAAP measures presented in this earnings release and below in the reconciliation tables are useful to investors, as they provide an alternative method for measuring PacSun’s operating performance on a stand-alone basis without reference to the income statement impact of the operations of demo in fiscal 2007 and 2006 and certain other non-recurring charges in fiscal 2007, and they allow investors to compare the performance of the Company’s fourth quarter and fiscal year ended February 3, 2007 to the Company’s fourth quarter and fiscal year ended February 2, 2008 as if both quarters were comprised of the same number of weeks (13 weeks and 52 weeks, respectively). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.
Reconciliation of fiscal 2007 fourth quarter GAAP financial measures to non-GAAP financial measures:
Non-GAAP earnings for the fourth quarter of fiscal 2007 exclude the income statement impact of demo and certain other non-recurring charges. The non-recurring charges noted below include inventory reserves associated with the Company’s decision to exit the sneaker and fashion footwear business ($5.0 million in gross margin), severance and retention charges associated with the Company’s consolidation of its distribution function ($0.4 million in gross margin), severance associated with departures of certain officers ($0.8 million in SG&A), and insurance proceeds received from a Company-owned life insurance policy ($2.5 million in SG&A).
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

		Non-GAAP	Non-GAAP
		Adjustments	Adjustments
	GAAP	Attributable	Attributable to	Non-GAAP
	Amounts	to demo	Other Charges	Amounts
Net Sales	$420.1	$35.9	$—	$384.2
Gross Margin/(Loss)	119.2	(3.0)	(5.4)	127.6
SG&A	105.7	13.3	(1.7)	94.1

Operating Income/(Loss) from Continuing Operations	13.5	(16.2)	(3.7)	33.5
Interest Income, net	0.9	—	—	0.9

Income from Continuing Operations before Income Taxes	14.4	(16.2)	(3.7)	34.4
Income Tax Expense/(Benefit)	6.8	(4.6)	(1.4)	12.8

Net Income/(Loss) from Continuing Operations	$7.6	$(11.6)	$(2.3)	$21.6
Earnings/(Loss) from Continuing Operations Per Share, Diluted	$0.11	$(0.17)	$(0.03)	$0.31
Reconciliation of fiscal 2006 fourth quarter GAAP financial measures to non-GAAP financial measures:
The fourth quarter of fiscal 2006 was a 14-week quarter due to the impact of the 53rd week in the retail calendar for fiscal 2006. The table below reconciles the 14-week fourth quarter GAAP earnings from continuing operations to a 13-week non-GAAP, PacSun-only earnings result. In order to provide a comparison of the fourth quarter of fiscal 2007 to the fourth quarter of fiscal 2006 based on like weeks, the financial impact of the first week of the fourth quarter of fiscal 2006 (October 29 to November 4, 2006) has been removed from the GAAP results for the fourth quarter of fiscal 2006.

		Non-GAAP	Non-GAAP
		Adjustments	Adjustments	Non-
	GAAP	Attributable	Attributable to	GAAP
	Amounts	to demo	the 14th Week	Amounts
Net Sales	$455.8	$70.0	$18.2	$367.6
Gross Margin/(Loss)	146.3	15.1	8.5	122.7
SG&A	128.3	38.8	3.1	86.4

Operating Income/(Loss) from Continuing Operations	18.0	(23.7)	5.4	36.3
Interest Income, net	1.0	—	—	1.0

Income from Continuing Operations before Income Taxes	19.0	(23.7)	5.4	37.3
Income Tax Expense/(Benefit)	7.5	(9.1)	2.1	14.5

Net Income/(Loss) from Continuing Operations	$11.5	$(14.6)	$3.3	$22.8
Earnings/(Loss) from Continuing Operations Per Share, Diluted	$0.16	$(0.20)	$0.05	$0.33
Reconciliation of fiscal 2007 GAAP financial measures to non-GAAP financial measures:
Non-GAAP earnings for fiscal 2007 exclude the income statement impact of demo and certain other non-recurring charges. The non-recurring charges noted below include
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

inventory reserves associated with the Company’s decision to exit the sneaker and fashion footwear business ($5.0 million in gross margin), severance and retention charges associated with the Company’s consolidation of its distribution function ($0.4 million in gross margin), severance associated with departures of certain officers ($0.8 million in SG&A), and insurance proceeds received from a Company-owned life insurance policy ($2.5 million in SG&A).

		Non-GAAP	Non-GAAP
		Adjustments	Adjustments
	GAAP	Attributable	Attributable to	Non-GAAP
	Amounts	to demo	Other Charges	Amounts
Net Sales	$1,454.2	$148.2	$—	$1,306.0
Gross Margin/(Loss)	407.2	(6.8)	(5.4)	419.4
SG&A	443.6	99.2	(1.7)	346.1

Operating (Loss)/Income from Continuing Operations	(36.4)	(106.0)	(3.7)	73.3
Interest Income, net	3.0	—	—	3.0

Income from Continuing Operations before Income Taxes	(33.4)	(106.0)	(3.7)	76.3
Income Tax (Benefit)/Expense	(14.8)	(41.8)	(1.4)	28.4

Net (Loss)/Income from Continuing Operations	$(18.6)	$(64.2)	$(2.3)	$47.9
(Loss)/Earnings from Continuing Operations Per Share, Diluted	$(0.27)	$(0.93)	$(0.03)	$0.69
Reconciliation of fiscal 2006 GAAP financial measures to non-GAAP financial measures:
Fiscal 2006 was a 53-week year due to the impact of the 53rd week in the retail calendar for fiscal 2006. The table below reconciles the 53-week GAAP earnings from continuing operations to a 52-week non-GAAP, PacSun-only earnings result. In order to provide an earnings comparison between fiscal 2007 and fiscal 2006 based on like weeks, the financial impact of the first week of fiscal 2006 (January 29 to February 4, 2006) has been removed from the GAAP results for fiscal 2006.

		Non-GAAP	Non-GAAP
		Adjustments	Adjustments	Non-
	GAAP	Attributable	Attributable to	GAAP
	Amounts	to demo	the 53rd Week	Amounts
Net Sales	$1,442.0	$200.7	$16.4	$1,224.9
Gross Margin/(Loss)	448.3	41.8	7.4	399.1
SG&A	381.7	76.5	2.8	302.4

Operating Income/(Loss) from Continuing Operations	66.7	(34.6)	4.6	96.7
Interest Income, net	4.6	—	—	4.6

Income from Continuing Operations before Income Taxes	71.3	(34.6)	4.6	101.3
Income Tax Expense/(Benefit)	27.4	(13.8)	1.8	39.4

Net Income/(Loss) from Continuing Operations	$43.9	$(20.8)	$2.8	$61.9
Earnings/(Loss) from Continuing Operations Per Share, Diluted	$0.62	$(0.30)	$0.04	$0.87
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000